Rose, Snyder & Jacobs LLP
ACCOUNTANTS & ADVISORS

April 4, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Volato Group, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Volato Group, Inc. dated April 2, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP
Encino, California